                                                                    EXHIBIT 4.63


                                                                             MCK
                                                                  LOAN NO. T0364

This document prepared by and
after recording return to:
Sutherland, Asbill & Brennan
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996
Attention: Carol R. Naughton, Esq.


              COLLATERAL ASSIGNMENT OF TENANT'S INTEREST IN LEASES


         THIS ASSIGNMENT ("Assignment") is made, entered into and effective as of April 20, 1995, by and between MERCURY CELLULAR OF KANSAS, INC., as assignor ("Assignor"), and COBANK, ACB, as assignee ("Lender").

                              Background Statement

         Assignor and Lender have entered into that certain Loan Agreement, dated as of April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "Loan Agreement") pursuant to which Lender has agreed to make a loan of up to $17,100,000 to Assignor. The indebtedness created by the Loan Agreement is evidenced by a Promissory Note made by Assignor to Lender, dated April 20, 1995, in the original principal amount of $17,100,000 (as the same may be amended, supplemented, extended, restated or replaced from time to time, the "Note"). As a condition to making any advances under the Loan Agreement, Lender has required that Assignor assign all of its right, title and interest in and to certain leases and the premises described therein to Lender. Capitalized terms used in this Assignment, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreement.

         NOW, THEREFORE, for and in consideration of the Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby conveys, sets over, transfers and assigns unto Lender, and grants to Lender a security interest in, any and all right, title and interest of every kind and nature of Assignor, as tenant, in, to and under any and all leases, tenancy agreements or rental contracts concerning real property located in the States of Kansas and Oklahoma, whether now or hereafter existing, including, without limitation, the leases described on Exhibit A hereto and made a part hereof (all of such leases, tenancy agreements or rental contracts, whether or not included on Exhibit A hereto, collectively, the "Leases" and each, individually, a "Lease") concerning certain real property described on Exhibit B hereto and made a part hereof (all of such real property that is the subject of any Lease, collectively, the "Leased Property"), together with any and all right, title and interest of Assignor in and to the Leased Property, and in any and all buildings, appurtenances and other improvements now existing or hereafter placed thereon, and in any and all equipment, fixtures and other

                                                                  LOAN NO. T0364


personal property of every kind and nature whatsoever, now existing or hereafter placed thereon, all as collateral security for the payment or performance of all of the following obligations (the "Obligations"): (a) all payments or performances to be made by Assignor under the Loan Documents, including, without limitation, the payment of all principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under the Note; and (b) the payment of all other indebtedness and performance of all other obligations of Assignor to Lender of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they be evidenced, including without limitation, all loans, advances and other extensions of credit and all covenants, agreements and provisions contained in all loan and other agreements between the parties; PROVIDED, HOWEVER, that if Assignor shall fully pay and discharge the Obligations, and shall perform and observe all of the covenants, agreements and conditions herein contained and contained in the Loan Agreement, then this Assignment shall become void and of no effect and shall thereupon terminate.

         1. REPRESENTATIONS AND WARRANTIES IN FAVOR OF LENDER. Assignor represents and warrants unto Lender that the Leases described on Exhibit A are now valid and subsisting; that all the rents (if any) reserved and payable thereunder prior to the date hereof have been paid; that all of the tenant's covenants and conditions therein contained have been observed and performed by Assignor; that the Leases described on Exhibit A are now free and clear of all liens and encumbrances thereon except those liens and encumbrances, if any, in favor of the landlord under any Lease (which have previously been disclosed to Lender in writing); that Assignor has good and lawful authority to execute and deliver this Assignment to Lender and to perform hereunder; and that Lender shall have the right to cure any defaults under the Leases and to do any and all other acts required of Assignor as tenant under the Leases to prevent the forfeiture of the rights of Assignor as tenant and without the necessity of obtaining any further consent or agreement of any landlord under any Lease.

         2. COVENANTS IN FAVOR OF LENDER. Assignor covenants unto Lender that, at all times from and after the date of the execution of this Agreement, unless otherwise agreed to in writing by Lender:

                 (a) It will perform, or cause to be performed, at its expense all the liabilities of the tenant under the Leases, will strictly observe all of the covenants and conditions thereof, and will keep the Leases in effect until all of the Obligations of Assignor owing to Lender have been paid in full and the Loan Agreement has been terminated.

                 (b) As required by the terms of the Leases, Assignor will keep or cause to be kept any buildings, appurtenances, and other improvements now existing or hereafter

                                                                  LOAN NO. T0364


placed upon or in the Leased Property in good order and repair and will make no changes or alterations in such Leased Property that will materially impair the Leased Property, except that Assignor will not be required to take any action to comply with this Subsection with respect to any of the Leased Property which is prohibited by the terms of the Lease regarding such Leased Property. Assignor will permit Lender at any time to enter upon and inspect the Leased Property and upon receiving written notice from Lender of any defect in the repair or condition of the Leased Property, Assignor agrees to make good such defect immediately thereafter in a manner satisfactory to Lender, unless Assignor is prohibited from doing so pursuant to the Lease affecting such Leased Property.

                 (c) Assignor will not commit or suffer any waste of the Leased Property or do or permit to be done anything that may in any way impair the security interest granted to Lender hereunder.

                 (d) Assignor will indemnify Lender for and hold Lender harmless from any and all liability arising from or in connection with the Leases, or this Assignment, or the management, operation, maintenance or control of Assignor's activities on the Leased Property, except for liability arising from the gross negligence or willful misconduct of Lender.

                 (e) Unless and until all Obligations of Assignor to Lender have been fully paid and discharged and the Loan Agreement has been terminated, Assignor will not hereafter cancel, surrender or terminate any of the Leases, or modify or amend the Leases (other than immaterial modifications or amendments made in the ordinary course of business) without the prior written approval of Lender in each instance.

         3.      DEFAULT.

                 (a) Events of Default. Any of the following events shall constitute an "Event of Default" hereunder: (i) the occurrence of an "Event of Default" as such term is defined in the Loan Agreement; (ii) a default by Assignor under any term or provision of the Leases, pursuant to which the landlord under such Lease has the right to accelerate the rental payable under the Lease or otherwise to exercise its rights and remedies under the Lease, which remains uncured following the expiration of any cure period provided in the Lease; (iii) a default by Assignor in the due observance or performance of any covenant, warranty, condition or agreement herein contained which continues for 30 days or more after notice thereof by Lender to Assignor; or (iv) the damage, destruction or condemnation of the whole or any portion of the Leased Property (Assignor hereby agreeing to give Lender written notice of any such damage, destruction or condemnation of the Leased Property within 3 days of the occurrence thereof in the case of any such damage or destruction, and, in the case of any such condemnation, within 3 days of its receipt of notice thereof) which materially affects the business of Assignor.

                                                                  LOAN NO. T0364


                 (b) Remedies of Lender Upon Event of Default. Upon the occurrence of any Event of Default hereunder, and during the continuation thereof; Lender may, at its option, (i) enter into and take control and possession of the Leased Property or any part thereof without assuming any liabilities of Assignor under the Leases (but subject to the rights of the landlord thereunder) or (ii) assign or sublease all of the rights, title and interests of Assignor in and to the Leases to any third party who shall assume all liabilities of Assignor under the Leases. Assignor hereby irrevocably designates and appoints Lender its true and lawful attorney in the name of Assignor to do all things necessary or desirable incidental to its remedies herein, including execution in the name of Assignor of any instruments or documents in connection therewith. This power of attorney is complied with in interest and Assignor shall have full power of substitution.

                 (c) Right to Cure. Upon the occurrence of any Event of Default under the terms and provisions of Subsection 3(a)(ii), and during the continuation thereof, Lender may (but shall not be obligated to do so), without notice to Assignor, cure the default under the Lease constituting such Event of Default hereunder, thereby reinstating such Lease, and the sum or sums of money so paid by Lender for any and all such purposes shall be deemed to be part of the Obligations hereby secured and shall be immediately due and payable and collectible in the same manner as the Obligations.

                 (d) Right to Compensation for Damage Destruction or Condemnation. Upon occurrence of any Event of Default under the terms and provisions of Subsection 3(a)(iv), and during the continuation thereof; in addition to the remedies set forth hereinabove, Lender shall also be entitled to any compensation, awards, and other payments or relief thereof claimed, received or retained by Assignor and is hereby authorized, at its option, to commence, appear in and prosecute, in its own name, or in Assignor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Assignor to Lender, who after deducting therefrom all its reasonable expenses, including attorney's fees, may apply the same towards payment of the Obligations and any balance of such monies then remaining shall be paid to Assignor.

                 (e) Application of Proceeds. All monies received by Lender under this Assignment from time to time upon the exercise of the remedies provided for herein (net of any costs or expenses incurred by Lender hereunder or in connection herewith) shall be applied by Lender to the Obligations secured hereby, whether due or not due.

         4. LIABILITIES OF LENDER. Nothing contained herein shall obligate or be construed to obligate Lender, its successors or assigns, to perform any of the terms, covenants or conditions contained in the Leases or otherwise to impose upon Lender, its

                                                                  LOAN NO. T0364


successors or assigns, any responsibility for the operation, control, care, management or repair of or payment of rent upon the Leased Property.

         5. NO FURTHER ASSIGNMENTS. Assignor agrees not to make any further assignments of the Leases, or any interest therein, or to sublet the Leased Property, without the prior written approval of Lender in each instance.

         6.      MISCELLANEOUS.

                 (a) This Assignment is intended to be, and shall be regarded as, cumulative of, in addition to, and not in derogation of, any other rights of Lender in and to any other property of Assignor or of any third party or parties in which Lender has been granted a security interest as security for the payment of the Obligations.

                 (b) This Assignment shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of Lender, its successors and assigns.

                 (c) In the event of conflict between any of the terms and provisions hereof and the Loan Agreement, the Loan Agreement shall be deemed to control.

                 (d) This Assignment, and the rights and liabilities of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Kansas without reference to choice of law doctrine.

                 (e) All notices hereunder shall be deemed to be duly delivered upon delivery in the form and manner set forth in Section 19 of the Loan Agreement to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

         If to Lender, as follows:

                 CoBank, ACB
                 200 Galleria Parkway, Suite 1900
                 Atlanta, Georgia 30339
                 Attention:  Rural Utility Banking Group
                 Fax No.: (404) 618-3202

                                                                  LOAN NO. T0364


         If to Assignor, as follows:


                 Mercury Cellular of Kansas
                 One Lakeshore Drive, Suite 1495
                 P.O. Drawer 3104
                 Lake Charles, Louisiana 70602
                 Attention: Robert Piper; cc: Thomas G. Henning
                 Fax No.: (318) 439-0769

If such delivery is refused or cannot be made, such delivery will be deemed to occur on the date such delivery was attempted.


         IN WITNESS WHEREOF, Assignor has executed this Assignment under seal as of the day and year first above written.


                                     "ASSIGNOR"


                                     MERCURY CELLULAR OF KANSAS, INC.



                                     By: /s/ THOMAS G. HENNING
                                     ------------------------------------
                                     Name: Thomas G. Henning
                                     Title: President

                                     [CORPORATE SEAL]

                                                                  LOAN NO. T0364


                                 ACKNOWLEDGMENT


STATE OF LOUISIANA        )
                          )     SS.
PARISH OF CALCASIEU       )


         The foregoing instrument was acknowledged before me this 20th day of April, 1995, by Thomas G. Henning, President of Mercury Cellular of Kansas, Inc., on behalf of said corporation.


                                          /s/ [ILLEGIBLE]
                                          ------------------------------------
                                          Notary Public

                                          My Commission expires:
                                          lifetime commission

                                          [NOTARIAL SEAL]

                                  EXHIBIT "A"



                        MERCURY CELLULAR OF KANSAS, INC.

                             DESCRIPTION OF LEASES



COUNTY                    SITE                              LESSOR                                    DATE
------                    ----                              ------                                    ----
Barton             Great Bend-Tower                  Cellular Tower Asset Fund, L.P.                12-17-92
                   Great Bend-Office                 Tom Harris                                     11-16-93


Cheyenne           St. Francis/Bird City-Tower       Wes-Kan Towers                                 11-28-97


Decatur            Oberlin-Tower                     Wes-Kan Towers                                 11-28-94


Ellis              Hays-Tower                        Cellular Tower Asset Fund, L.P.                12-17-92
                   Hays-Vine Street Office           Bickle-Aubel Partnership                       01-28-93
                   Hays-11th Street Office           Bolero Ventures, L.L.C.                        06-01-94


Finney             Garden City-Tower                 Snyder Radio Service                           10-01-94
                   Garden City-Office                Gail A. Lee dba Lee Properties                 12-15-92


Ford               Dodge City-Tower                  TCI of Kansas, Inc.                            08-01-94
                   Dodge City-Office                 Fast Foods of Dodge City, Inc.                 07-01-92


Grant              Ulysses-Tower                     Turri-Comm, Inc.                               06-10-94


Gray               Copeland-Tower                    Meade T.V. & 2-Way, Inc.                       11-15-93


Hamilton           Syracuse-Tower                    Cellular Towers Asset Fund L.P.                08-26-91


Ness               Ness City-Tower                   G & K Communications                           08-12-92


Norton             Norton-Tower                      Wes-Kan Towers                                 11-28-94


Pratt              Pratt-Tower                       Wes-Kan Towers                                 05-03-94

Rawlins            Atwood-Tower                      Wes-Kan Towers                                 11-28-94


Rooks              Stockton-Tower                    Universal Cable Communications                 07-19-94


Russell            Russell-Tower                     Wes-Kan Towers                                 08-03-94

Scott              Scott City-Tower                  Wes-Kan Towers                                 05-03-94

Seward             Liberal-Tower                     Hi-Way Tower, Inc.                             10-01-94
                   Liberal-Office                    Century 21 Ewalt Real Estate, Inc.             09-13-93

Sherman            Edson-Tower                       Eagle Communications, Inc.                     06-21-94

Smith              Smith Center-Tower                Smith Center Co-Op Mill & Elevator             03-10-95

Stevens            Hugoton-Tower                     RECOMCO, Inc.                                  06-03-94

Texas (OK)         Guymon (OK)-Tower                 Jack D. Eoff                                   09-14-94

Thomas             Colby-Tower                       Cellular Tower Asset Fund, L.P.                12-17-92

Trego              WaKeeney-Tower                    Wes-Kan Towers                                 05-03-94

Wallace            Sharon Springs-Tower              Universal Cable Communications                 01-23-95

                                                                  LOAN NO. T0364

                                  EXHIBIT "B"


                        MERCURY CELLULAR OF KANSAS, INC.
                     LEGAL DESCRIPTIONS OF LEASED PROPERTY


       SITE                                LESSOR                                         LEGAL DESCRIPTION
       ----                                ------                                         -----------------
 Great Bend-Tower                Cellular Tower Asset Fund, L.P.       A tract of land situated in the West half of the Northeast
                                                                       Quarter of Section 12, Township 14 South, Range 19 West of
                                                                       the Sixth Principal Meridian, Ellis County, Kansas, more
                                                                       particularly described as follows, to wit:
                                                                       Beginning at a point on the fence line marking the West
                                                                       line of said Northeast Quarter of Section 12, a distance
                                                                       of Two hundred and sixty one (261) feet South of the
                                                                       Northwest corner of said Northeast Quarter of Section 12;
                                                                       Thence East at right angles a distance of Six hundred
                                                                       (600) feet; Thence South at right angles a distance of Six hundred (600) feet; Thence West a distance of Six hundred
                                                                       (600) feet, to the fence line marking the West line of
                                                                       said Northeast Quarter of Section 12, Thence North along
                                                                       said West line of the Northeast Quarter of Section 12, a
                                                                       distance of Six hundred (600) feet to the POINT OF
                                                                       BEGINNING.  Said tract contains 8.26 acres more or less
                                                                       and is subject to any easements or right-of-way of record.


 Great Bend-Office               Tom Harris                            2110 10th Street

 Bird City-Tower                 Wes-Kan Towers                        7 miles west and 1.5 miles south of Bird City, Kansas.
                                                                       Latitude: 39-44-03 North; Longitude: 101-40-19 West.


 Oberlin-Tower                   Wes-Kan Towers                        6 miles South,  4.5 miles East of Oberlin, Kansas;
                                                                       Latitude: 39-44-26 North; Longitude: 100-27-13 West.

 Hays-Tower                      Cellular Tower Asset Fund, L.P.       A tract of land situated in the West half of the


                                                                        Northeast Quarter of Section 12, Township 14 South, Range
                                                                        19 West of the Sixth Principal Meridian, Ellis County,
                                                                        Kansas, more particularly described as follows, to wit:
                                                                        Beginning at a point on the fence line marking the West
                                                                        line of said Northeast Quarter of Section 12, a distance
                                                                        of Two hundred and sixty  one  (261) feet South of the
                                                                        Northwest corner of said Northeast Quarter of Section 12;
                                                                        Thence East at right angles a distance of six hundred
                                                                        (600) feet; Thence South at right angles a distance of six hundred (600) feet, to the fence line marking the West
                                                                        line of said Northeast Quarter of Section 12; Thence North along said West line of the Northeast Quarter of Section
                                                                        12, a distance of Six hundred  (600) feet to the POINT OF
                                                                        BEGINNING. Said tract contains 8.26 acres more or less and is subject to any easements or right-of-way of record.

 Hays-Vine Street Office         Bickle-Aubel Partnership               A tract of land in the West Half (W/2) of the Southwest
                                                                        Quarter (SW/4) of Section  Thirty-four (34), Township
                                                                        thirteen (13) South, Range Eighteen (18) West of the 6th
                                                                        P.M., Ellis County, Kansas and more particularly described as follows, to-wit:
                                                                        Beginning at point on the West Section line of Section
                                                                        Thirty-four (34), Township Thirteen (13) South, Range
                                                                        Eighteen (18) West, 617 Feet South of the Northwest Corner
                                                                        of the southwest Quarter (SW/4) of said Section Thirty-
                                                                        four (34), this being the point of beginning; thence East
                                                                        300 feet at right angles; thence South 102 feet parallel
                                                                        to the West line of said Section 34; thence West 300 feet
                                                                        to the West line of said  Section 34; thence North along
                                                                        said Section line a distance of 102 feet to the point of
                                                                        beginning.


 Hays-11th Street Office         Bolero Ventures, L.L.C.                224 West 11th Street, Hays, Kansas, to-wit: Lots Six (6),
                                                                        Eight (8) and Ten (10), in Block Seven (7), in the
                                                                        Original Town of Hays City, now the city of Hays, Kansas.

 Garden City-Tower               Snyder Radio Service                   2307 West Mary Street, Garden City, Kansas; Latitude:
                                                                        37-59-35; Longitude: 100-54-04



 Garden City-Office              Gail A. Lee dba Lee Properties         401 Campus Drive, Suite 101, together with the privileges
                                                                        and appurtenance of the building known more commonly as
                                                                        401 Campus in the City of Garden City, Kansas

 Dodge City-Tower                TCI of Kansas, Inc.                    Starting at the N 1/4 corner, Sec. 21 T 265.R25W.  then S
                                                                        approximately 417.4' then W approximately  417.4' then N
                                                                        approximately 417.4' then E approximately 417.4' to point
                                                                        of origination.

 Dodge City-Office               Fast Foods of Dodge City, Inc.         1509 West Wyatt Earp, Dodge City, Kansas


 Ulysses-Tower                   Turri-Comm, Inc.                       Ulysses, Grant County Kansas

 Copeland-Tower                  Meade T.V. & 2-Way, Inc.               Latitude: 37-30-10 north; Longitude: 100-34-22


 Syracuse-Tower                  Cellular Towers Asset Fund L.P.        Syracuse, Hamilton County Kansas

 Ness City-Tower                 G & K Communications                   One mile east of Ness City, Kansas; Latitude: 38-26-44
                                                                        North; Longitude: 99-52-32 West

 Norton-Tower                    Wes-Kan Towers                         4 miles South, 3.5 miles East of North Kansas; Latitude:
                                                                        39-46-13 North; Longitude: 99-50-10 West.


 Pratt-Tower                     Wes-Kan Towers                         SW 5 acres of SW Corner Lot 1, NW/4, Section 2, T28S, R14W of the 6th P.M., Pratt county, Kansas

 Atwood-Tower                    Wes-Kan Towers                         4.5 miles South and 2.5 miles East of Atwood, Kansas;
                                                                        Latitude: 39-44-42 North; Longitude: 101-01-32 West.


 Stockton-Tower                  Universal Cable Communications, Inc.   Latitude: 39-26-56; Longitude: 99-16-18

 Russell-Tower                   Wes-Kan Towers                         Latitude: 38-53-36 North; Longitude: 98-54-02 West

 Scott City-Tower                Wes-Kan Towers                         9 miles north of Scott City, Kansas; Latitude: 38-36-08
                                                                        North, Longitude 100-54-20 West.

Liberal-Tower                    Hi-Way Tower, Inc.                     South half of the Northwest Quarter of section 19, Township
                                                                        34 south, Range 32W, Seward County, Kansas.


 Liberal-Office                  Century 21 Ewalt Real Estate, Inc.     192 W. Pancake Blvd., Liberal, Kansas

 Edson-Tower                     Eagle Communications, Inc.             A tract of land in the Northeast Quarter (NE/4) of Section
                                                                        Four (4), in Township Eight (8) South, Range Thirty-eight
                                                                        (38) West of the Sixth Principal Meridian, in Sherman
                                                                        County, Kansas, described as follows:
                                                                        Beginning at the southeast corner of said quarter section;
                                                                        thence North along the east line of said quarter section
                                                                        on an assumed bearing of N 0 00' E, a distance of 1500.00
                                                                        feet; thence N 90 00'W, a distance of 156.13 feet; thence
                                                                        S 30 00'W, a distance of 808.29 feet; thence N 90 00'W,  a distance of 774.72 feet; thence S 0 00'W, a distance  of
                                                                        100.00 feet; thence N 90 00'E, a distance of 774.72 feet;
                                                                        thence S 30 00'E, a distance of 809.01 feet; to a point on the south line of  said quarter section; thence N
                                                                        89 46'10"E along said south line, a distance of 155.77
                                                                        feet, to the point of beginning, containing 14.58  acres,
                                                                        more orless.

 Hugoton-Tower                   RECOMCO, Inc.                          Hugoton, Stevens County Kansas


 Guymon (OK)-Tower               Jack D. Eoff                           Real property located in Texas County, Oklahoma--Latitude:
                                                                        36-40-26, Longitude: 101-28-09

 Colby-Tower                     Cellular Tower Asset Fund, L.P.        A tract of land located in the Southwest Quarter (SW  1/4)
                                                                        of Section Thirty-Five (S35), Township Seven South (T7S),
                                                                        Range Thirty-three West (R33W) of the Sixth Principal
                                                                        Meridian (6th P.M.) in  Thomas County, Kansas, more
                                                                        particularly described as follows:
                                                                        Beginning at the northwest corner of said Quarter, thence, on an assumed bearing of S88 11'22"E, along the north line of said Quarter, a distance of six hundred and no
                                                                        hundredths (600.00) feet, thence S00 11'22"W for a
                                                                        distance of six hundred and no hundredths (600.00) feet to the west line of said Section, thence N00 00'00"E, along
                                                                        the west line of said Section, for a distance of six
                                                                        hundred an no hundredths (600.00) feet to the point of
                                                                        beginning, containing 8.26 acres, said tract being subject to county road right-of-way along the west boundary.


 WaKeeney-Tower                  Wes-Kan Towers                         1 mile east of WaKeeney, Kansas; Latitude: 39-00-55
                                                                        North; Longitude: 99-51-30 West.

 Sharon Springs-Tower            Universal Cable Communications, Inc.   Latitude: 38-54-00; Longitude: 101-44-30

 Smith Center-Tower              Smith Center Co-Op Mill & Elevator     Latitude: 39-46-19; Longitude: 98-47-08